UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 13, 2006
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 13, 2006, the Company entered into a consulting agreement with John R. H. Bond, a member of the Board of Directors of the Company. Under the agreement, Mr. Bond will serve as a consultant and senior advisor to William Clay Ford, Jr., Executive Chairman of the Board, working on financial and other matters. The consulting fee will be $25,000 per day for actual days worked, payable in arrears. The Company contemplates that Mr. Bond will spend approximately one and one-half days adjacent to each of the Company's seven regularly scheduled Board of Directors meetings consulting pursuant to the consulting agreement, and that total fees payable to Mr. Bond will not exceed $262,500 for any twelve month period unless specifically agreed to by the Company and Mr. Bond. Either party may terminate the agreement at any time. During the term of the agreement, the Company will reimburse Mr. Bond for customary and reasonable business-related expenses, travel and lodging, consistent with Company policies and procedures.

While the agreement is in effect, the Company will provide Mr. Bond with an office in our Headquarters building and other incidental support in connection with services to be provided under the agreement. Mr. Bond will continue to serve as a member of the Board of Directors of the Company and, in that capacity, will receive the compensation and benefits applicable to non-employee directors of the Company. He resigned from the Compensation Committee and the Nominating and Governance Committee of the Board of Directors effective as of September 13, 2006.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 19, 2006, the Company committed to a business improvement plan, which we refer to as the Way Forward plan. Responding to changing facts and circumstances, on September 14, 2006, Ford committed to an acceleration of this plan, details of which are set forth in the news release dated September 15, 2006, herewith filed as Exhibit 99. Neither the costs nor the cash expenditures, primarily for personnel separations, associated with these new and accelerated actions can be reasonably estimated at this time.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 14, 2006, the Board of Directors of the Company amended the bylaws to add the position of Executive Chairman of the Board of Directors to the list of officers of the Company and to eliminate the position of Chief Operating Officer.

Item 8.01. Other Events.

On September 15, 2006, Dominion Bond Rating Service took, among others, the following actions with regard to the credit ratings assigned to the Company and Ford Motor Credit Company ("Ford Credit"):

·	Lowered the Company's long-term debt rating to B from B(high), and lowered the Company's short-term debt rating to R-5 from R-4;

·	Lowered Ford Credit's long-term debt rating to B(high) from BB(low), and confirmed Ford Credit's short-term debt rating at R-4;

·	Maintained the Company's long-term debt rating Under Review with Negative Implications, while removing its short-term debt rating from Under Review status and maintaining its trend at Negative; and

·	Maintained Ford Credit's long-term and short-term debt ratings Under Review with Negative Implications.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 3-B	Bylaws Amendments	Filed with this Report

Exhibit 99	News Release dated September 15, 2006	Filed with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: September 18, 2006	By:	/s/Kathryn S. Lamping
Kathryn S. Lamping
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 3-B	Bylaws Amendments

Exhibit 99	News Release dated September 15, 2006